Exhibit 10.1

Amended and Restated

Share Purchase Agreement

by and among

Franz Haniel & Cie. GmbH

as Seller,

Dragonfly GmbH & Co. KGaA

as Purchaser,

and

McKesson Corporation

as Parent,

dated January 23, 2014,

regarding the sale and purchase of no par value registered shares in

Celesio AG

This agreement is entered into on the date hereof (the “Execution Date”) by and among:

(1)	Franz Haniel & Cie. GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany, having its corporate seat in Duisburg, Germany, and its registered office at Franz-Haniel-Platz 1, 47119 Duisburg, Germany, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Duisburg under registration number HRB 25 (“Seller”),

(2)	Dragonfly GmbH & Co. KGaA, a limited partnership based on shares (Kommanditgesellschaft auf Aktien) organized under the laws of Germany, having its corporate seat in Frankfurt am Main, Germany, and its registered office at Eschenheimer Anlage 1, 60316 Frankfurt am Main, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under registration number HRB 97726 (“Purchaser”)

represented by its general partner (persönlich haftender Gesellschafter) Dragonfly Verwaltungs GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany, having its corporate seat in Frankfurt am Main, Germany, and its registered office at Eschenheimer Anlage 1, 60316 Frankfurt am Main, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under registration number HRB 97497,

and

(3)	McKesson Corporation, a company organized under the laws of the state of Delaware, USA, having its corporate headquarters at One Post Street, San Francisco, CA 94104, USA (“Parent”).

- Seller, Purchaser and Parent also individually referred to as “Party” or collectively as “Parties” -

RECITALS

A.	On October 24, 2013, the Parties entered into a Share Purchase Agreement for the sale by the Seller to the Purchaser of all shares held by Seller in Celesio AG, Stuttgart, Germany (the “Initial SPA”), as amended on December 12/19, 2013 and further amended on January 9, 2014.

B.	The Parties wish to amend and restate to SPA as follows:

Article 1

Scope

This Amended and Restated SPA (the “Restated SPA”) shall, with effect as of the Execution Date, supersede the Initial SPA and both amendments thereto and the Initial SPA and any previous amendment thereto shall only continue to apply to the extent expressly provided for in this Restated SPA.

Article 2

Sale and Purchase of Shares

2.1	Agreement to Sell and Purchase the Sold Shares

Upon the terms set forth in this Restated SPA, Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, an aggregate number of

129,258,505

(in words: one hundred twenty-nine million two hundred fifty-eight thousand five hundred and five)

no par value registered shares in Celesio AG, Stuttgart, Germany, currently representing approximately 75.99 % of the registered share capital of Celesio AG, divided in (i) 85,058,505 (in words: eighty-five million fifty-eight thousand five hundred and five) no par value registered shares in Celesio AG (collectively the “Seller’s Shares”) currently representing approximately 50.01 % of the registered share capital of Celesio AG and (ii) further 44,200,000 (in words: forty-four million two hundred thousand) no par value registered shares in Celesio AG (collectively the “Seller’s Further Shares”) currently representing approximately 25.98 % of the registered share capital of Celesio AG. The Seller’s Further Shares collectively with the Seller’s Shares are referred to herein as the “Sold Shares”.

2.2	Delivery of the Sold Shares

Seller shall deliver to Purchaser the Sold Shares on the Scheduled Closing Date (as defined below) in accordance with Article 4.4 below.

2.3	Rights and Obligations Pertaining to the Sold Shares

The Sold Shares shall be sold and transferred to Purchaser with all rights and obligations pertaining thereto, including the right to receive all profits not yet distributed prior to the Closing Date (as defined below).

Article 3

Consideration

3.1	Purchase Price

3.1.1	The consideration for the sale and transfer of the Sold Shares shall be EUR 23.50 (in words: twenty-three Euro and fifty Cents) per Sold Share, resulting in an aggregate purchase price of

EUR 3,037,574,867.50

(in words: three billion thirty-seven million five hundred seventy-four thousand eight hundred sixty-seven Euro and fifty Cents)

(the “Purchase Price”)

payable by Purchaser in cash to Seller on the Scheduled Closing Date.

3.1.2	The Purchase Price shall be allocated to the Sold Shares as follows:

(a)	A partial amount of EUR 1,998,874,867.50 (in words: one billion nine hundred ninety-eight million eight hundred seventy-four thousand eight hundred sixty-seven Euro and fifty Cent) is attributable to the Seller’s Shares (the “Seller’s Shares Purchase Price”) and

(b)	a further partial amount of EUR 1,038,700,000 (in words: one billion thirty-eight million seven hundred thousand Euro) is attributable to the Seller’s Further Shares (the “Seller’s Further Shares Purchase Price”).

3.2	No Increase of Purchase Price

The Purchase Price shall be final and not subject to any increase after the Execution Date.

Article 4

Closing

4.1	Place and Time of Closing

The consummation of the transactions contemplated by this Restated SPA as set forth in Article 4.4 below (the “Closing”) shall take place at the offices of Hengeler Mueller in Düsseldorf at 10 a.m. CET on February 6, 2014 (“Scheduled Closing Date”). The date on which the Closing is actually completed is referred to herein as the “Closing Date”.

4.2	No Condition Precedent

This Restated SPA shall not be subject to any condition precedent.

4.3	Closing Conditions of Initial SPA

The Parties agree that all Closing Conditions under Section 4.2.1 (a) and (b) of the Initial SPA have been met and that the Closing Condition under Section 4.2.1 (c) of the Initial SPA shall be irrevocably waived. For the purposes of this Restated SPA, all Closing Conditions as defined in the Initial SPA shall be finally and irrevocably deemed satisfied.

4.4	Actions on the Closing Date

4.4.1 On the Scheduled Closing Date prior to 8:00 a.m. CET, the Parties shall take, or cause to be taken, the actions set forth in Article 4.4.2 (a) through (and including) (d) below (the “Closing Actions”) which shall be taken simultaneously (Zug um Zug); it being understood that, prior to Closing, the Seller’s Shares will have been transferred to the securities account specified in Article 4.5.1 (a) below and the Seller’s Further Shares will have been transferred to the securities account specified in Article 4.5.1 (b) below. Purchaser will (re-) locate the Purchase Price to the cash account specified in Article 4.6.1 below.

4.4.2	On the Scheduled Closing Date prior to 8:00 a.m. CET,

(a)	Seller shall irrevocably instruct Seller’s bank to transfer (i) the Seller’s Shares and (ii) the Seller’s Further Shares to Purchaser’s securities account specified in Article 4.6.2 below against payment of the Purchase Price in the proportions pursuant to Article 3.1.2 into Seller’s cash accounts specified in Article 4.5.2 below and

(b)	Purchaser shall irrevocably instruct Purchaser’s bank to pay the Purchase Price in the proportions pursuant to Article 3.1.2 to the cash accounts of Seller specified in Article 4.5.2 below against transfer of (i) the Seller’s Shares and (ii) the Seller’s Further Shares into Purchaser’s securities account specified in Article 4.6.2 below, in each case by the instructed bank entering delivery versus payment (DvP) instructions in CASCADE, Clearstream Banking AG’s custody and settlement system. Seller’s transfers and Purchaser’s payments shall be made by irrevocable and, subject to the DvP instructions, unconditional transfer of the Sold Shares and wire transfer of immediately available funds, respectively. The transfers and payments shall be made effective on the same day, free of any costs and charges other than those of Seller’s and Purchaser’s bank and attributable to Seller’s and Purchaser’s accounts, respectively. If there is any incorrect, incomplete or missing information in the delivery versus payment (DvP) instructions made by any Party under this Article 4.4.2, Seller, Purchaser and Parent shall immediately cooperate and provide any information required to effect the delivery of shares versus payment.

4.4.3	On the Scheduled Closing Date, Seller shall sign and deliver to Celesio AG a declaration of termination relating to the existing Management and Service Agreement dated January 28, 1997 between Celesio AG and Seller, as amended on November 9, 2006.

4.5	Seller’s Accounts

4.5.1	Seller’s Securities Accounts

(a)	For the Seller’s Shares:

Securities account holder	Franz Haniel & Cie. GmbH

Bank	J.P. Morgan AG

(b)	For the Seller’s Further Shares:

Securities account holder	Franz Haniel & Cie. GmbH

Bank	J.P. Morgan AG

4.5.2	Seller’s Cash Accounts

(a)	For the Seller’s Shares Purchase Price:

Account holder	Franz Haniel & Cie. GmbH

Bank	J.P. Morgan AG

(b)	For the Seller’s Further Shares Purchase Price:

Account holder	Franz Haniel & Cie. GmbH

Bank	J.P. Morgan AG

4.6	Purchaser’s Accounts

4.6.1	Purchaser’s Cash Account

Account holder	Dragonfly GmbH & Co. KGaA

Bank	HSBC Trinkaus & Burkhardt AG, Düsseldorf

4.6.2	Purchaser’s Securities Account

Securities account holder	Dragonfly GmbH & Co. KGaA

Bank	HSBC Trinkaus & Burkhardt AG, Düsseldorf

4.7	Closing Memorandum

Promptly after Seller has received the Purchase Price and Purchaser has received the Sold Shares, the Parties shall execute a memorandum (essentially in the form of Exhibit 4.7) to confirm to each other that Closing has occurred (the “Closing Memorandum”).

Article 5

Representations and Warranties of Seller; Remedies

Sections 5.1 and 5.2 of the Initial SPA shall apply to the Sold Shares; provided, however, that with respect to the Seller’s Further Shares Sections 5.1.1 (d) and (e) of the Initial SPA shall only apply as of the moment of the transfer of the Seller’s Further Shares to Purchaser’s securities account in accordance with Article 4.4.2.

Article 6

Representations and Warranties of Purchaser and Parent; Remedies

6.1	Warranties of Purchaser and Parent

Sections 6.1 and 6.2 of the Initial SPA shall continue to apply; provided, however, that

(a)	Section 6.1 (a) sentence 3 of the Initial SPA shall be replaced by the following wording: “Parent indirectly through Cougar I UK Limited, London, United Kingdom, Cougar II UK Limited, London, United Kingdom, Cougar III UK Limited, London, United Kingdom and McKesson US Finance Corporation, San Francisco, USA has unrestricted ownership of all shares in Purchaser.”;

(b)	Section 6.1 (d) of the Initial SPA shall be replaced by the following wording: “The Acquirors have complied with all capital market laws and regulations in the USA and Germany applicable to any transaction contemplated by this Agreement including, but not limited to, notification requirements, insider trading and market manipulation rules.”;

(c)	Section 6.1 (f) of the Initial SPA shall be replaced by the following wording: “Purchaser has at the Execution Date and will have on the Closing Date sufficient immediately available funds or binding financing commitments to enable it to make all payments required to be made by it under this Agreement.”;

(d)	Section 6.2.1 of the Initial SPA shall be replaced by the following wording: “If any Acquirors’ Warranty is incorrect, the Acquirors shall be jointly and severally liable (haftend als Gesamtschuldner) to compensate Seller and any of its Affiliates for all direct (excluding consequential) damages caused.”; and

(e)	Section 6.2.3 of the Initial SPA shall be replaced by the following wording: “The overall liability of the Acquirors under or in connection with this Agreement whether for damages due to the incorrectness of an Acquirors’ Warranty or otherwise (e.g., for a breach of covenant or other obligation except for the obligation to pay the Purchase Price) shall be limited to an amount equaling the Purchase Price.”

Article 7

Covenants

Sections 7.1 and 7.2 of the Initial SPA shall continue to apply.

Article 8

Parent Company Guarantee

Parent, as a separate and independent undertaking in addition to any other obligations Parent may have under or in connection with this Restated SPA, hereby unconditionally and irrevocably guarantees (selbständiges Garantieversprechen) to Seller, the due and timely performance and observance by Purchaser of all obligations, liabilities, commitments, undertakings, warranties and indemnities of Purchaser under or in connection with this Restated SPA.

Article 9

Termination

9.1	Termination Rights prior to Closing

This Restated SPA may be terminated (davon zurücktreten) only prior to Closing by written notice of termination to be given to Seller (in the event of a termination by Purchaser) or to Purchaser (in the event of a termination by Seller), in each case without any further reminder or prior notice being required and within five (5) Business Days after the termination right has arisen, as follows:

(a)	by Seller or Purchaser if any competent governmental authority or court has prohibited the Closing and such decision has become final and non-appealable;

(b)	by Seller or Purchaser if Purchaser or Seller respectively fail to take on the Scheduled Closing Date any Closing Action to be taken by Purchaser or Seller respectively (provided, however, that any incorrect, incomplete or missing information in the delivery versus payment (DvP) instructions made by any Party under Article 4.4.2 shall not give any Party the right to terminate this Restated SPA if the relevant Party complies with its obligation under Article 4.4.2 final sentence).

9.2	Effects of Termination prior to Closing

Upon notice of termination in accordance with Article 9.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party, other than any liability for breaches of this the Restated SPA or (until the Execution

Date) the Initial SPA prior to the termination. This Article 9.2, Article 5 in connection with Sections 5.2.2 and 5.2.3 of the Initial SPA and Article 6 in connection with Sections 6.2.3 and 6.2.4 of the Initial SPA, Article 8 and Article 10 shall survive any termination of the Restated SPA pursuant to Article 9.1.

Article 10

Miscellaneous

The entire Section 10 of the Initial SPA shall continue to apply.

[signature page to follow]

Signature page to the Amended and Restated Share Purchase Agreement between Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation dated January 23, 2014

ACCEPTED AND AGREED:

On January 23, 2014 for and on behalf of Franz Haniel & Cie. GmbH:

/s/ Dr. Florian Funck		/s/ Ulrich Dickel
Name:	Dr. Florian Funck	Name:	Ulrich Dickel
Title:	Member of the Executive Board (Mitglied des Vorstands)	Title:	Executive Director and Proxy Holder (Prokurist)

On January 23, 2014 for and on behalf of Dragonfly GmbH & Co. KGaA:

represented by its general partner Dragonfly Verwaltungs GmbH

/s/ John H. Hammergren		/s/ Roger Wade Estey
Name:	John H. Hammergren	Roger Wade Estey
Title:	Attorney-in-fact	in his capacity as Managing Director of Dragonfly Verwaltungs GmbH

On January 23, 2014 for and on behalf of McKesson Corporation:

/s/ John H. Hammergren
Name:	John H. Hammergren
Title:	CEO

Annexes

Exhibit 4.7 (Closing Memorandum)

Power of Attorney by Dragonfly GmbH & Co. KGaA represented by Dragonfly Verwaltungs GmbH

Exhibit 4.7 to the Amended and Restated SPA

Closing Memorandum

Amended and Restated Share Purchase Agreement

dated January 23, 2014

by and among

Franz Haniel & Cie. GmbH

Dragonfly GmbH & Co. KGaA

and

McKesson Corporation

regarding the sale and purchase of no par value registered shares in Celesio AG

February 6, 2014

Recitals

(i)	Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation entered into the Initial SPA on October 24, 2013, as amended on December 12/19, 2013 and further amended on January 9, 2014. On January 23, 2014, the Parties amended and restated the Initial SPA by entering into the Amended and Restated Share Purchase Agreement (“Agreement”).

(ii)	The Agreement was consummated on the Closing Date as follows:

1.	Parties and Representatives

1.1	Franz Haniel & Cie. GmbH (“Seller”)

represented by [———]

by virtue of a power of attorney, dated [———], attached as Annex 1.1

1.2	Dragonfly GmbH & Co. KGaA (“Purchaser”)

represented by [———]

by virtue of a power of attorney, dated [———], attached as Annex 1.2

1.3	McKesson Corporation (“Parent”)

represented by [———]

by virtue of a power of attorney, dated [———], attached as Annex 1.3

2.	Time and Place

The Closing took place at the offices of Hengeler Mueller in Düsseldorf between [———] a.m. and [———] a.m. CET on February 6, 2014 (the “Closing Date”).

3.	Definitions

Capitalized terms used in this Closing Memorandum which are not defined herein shall have the meaning as defined in the Agreement.

4.	Closing Conditions

The Parties agree that the Closing Condition under Section 4.2.1 (c) of the Initial SPA has been irrevocably waived and that all Closing Conditions under Section 4.2.1 (a) and (b) of the Initial SPA have been satisfied as follows:

4.1	Merger Control Clearances in Slovenia, Ireland and Austria have been obtained in accordance with Section 4.2.1 (a) of the Initial SPA; copies of the clearance letters of the competent merger control authorities are attached as Annex 4.1.

4.2	AWG Clearance has been obtained in accordance with Section 4.2.1 (b) of the Initial SPA; a copy of the Clearance Certificate is attached as Annex 4.2.

5.	Certain Pre-Closing Actions

The Parties hereby confirm that the following actions to be taken under the Agreement prior to the Closing Date were taken as follows:

5.1	The Seller’s Shares were transferred to the securities account specified in Article 4.5.1 (a) of the Agreement and the Seller’s Further Shares were transferred to the securities account specified in Article 4.5.1 (b) of the Agreement.

5.2	The Purchase Price was relocated to the cash account specified in Article 4.6.1 of the Agreement.

6.	Closing Actions

6.1	The Closing Actions were taken simultaneously (Zug-um-Zug) as follows:

(a)	Seller irrevocably instructed Seller’s bank to transfer (i) the Seller’s Shares and (ii) the Seller’s Further Shares to Purchaser’s securities account specified in Article 4.6.2 of the Agreement against payment of the Purchase Price in the proportions pursuant to Article 3.1.2 of the Agreement into Seller’s cash accounts specified in Article 4.5.2 of the Agreement and

(b)	Purchaser irrevocably instructed Purchaser’s bank to pay the Purchase Price in the proportions pursuant to Article 3.1.2 of the Agreement to the cash accounts of Seller specified in Article 4.5.2 of the Agreement against transfer of (i) the Seller’s Shares and (ii) the Seller’s Further Shares into Purchaser’s securities account specified in Article 4.6.2 of the Agreement, in each case by the instructed bank entering delivery versus payment (DvP) instructions in CASCADE, Clearstream Banking AG’s custody and settlement system. Seller’s transfers and Purchaser’s payments are irrevocable and, subject to the DvP instructions, unconditional transfers of the Sold Shares and wire transfers of immediately available funds, respectively. The transfers and payments were made effective on the same day, free of any costs and charges other than those of Seller’s bank and Purchaser’s bank and attributable to Seller’s and Purchaser’s accounts, respectively.

6.2	Seller signed and delivered to Celesio a declaration of termination relating to the existing Management and Service Agreement between Celesio and Seller (as specified in the Agreement).

7.	Completion

The Parties hereby confirm that the Closing has been completed with effect as of the date hereof, [———] hours.

8.	Miscellaneous

8.1	This Closing Memorandum and the Parties’ rights and obligations thereunder shall be governed by German law.

8.2	Any disputes between the Parties arising under or in connection with this Closing Memorandum shall be settled in accordance with Section 10.7 of the Initial SPA in connection with Article 10 of the Agreement.

8.3	Except for the agreement on the satisfaction or waiver, as applicable, of the Closing Conditions under the Initial SPA, the Parties’ rights and obligations under the Agreement shall not be affected by this Closing Memorandum, but shall remain in full force and effect.

[signature page to follow]

ACCEPTED AND AGREED:

On February 6, 2014 for and on behalf of Franz Haniel & Cie. GmbH:

Name:	[———]	Name:	[———]
Title:	[———]	Title:	[———]

On February 6, 2014 for and on behalf of Dragonfly GmbH & Co. KGaA:

Name:	[———]	Name:	[———]
Title:	[———]	Title:	[———]

On February 6, 2014 for and on behalf of McKesson Corporation:

Name:	[———]	Name:	[———]
Title:	[———]	Title:	[———]

List of Annexes

Annex 1.1	(Power of Attorney Franz Haniel & Cie. GmbH)

Annex 1.2	(Power of Attorney Dragonfly GmbH & Co. KGaA)

Annex 1.3	(Power of Attorney McKesson Corporation)

Annex 4.1	(Merger Control Clearances)

Annex 4.2	(AWG Clearance Certificate)

Annex 1.1

(Power of Attorney Franz Haniel & Cie. GmbH)

Annex 1.2

(Power of Attorney Dragonfly GmbH & Co. KGaA)

Annex 1.3

(Power of Attorney McKesson Corporation)

Annex 4.1

(Merger Control Clearances)

Annex 4.2

(AWG Clearance Certificate)

Power of Attorney

Vollmacht	Power of Attorney

Die
Dragonfly GmbH & Co. KGaA i.G.

mit Sitz in Frankfurt am Main, Geschäftsanschrift Eschenheimer Anlage 1, 60316 Frankfurt am Main, Deutschland	having its corporate seat in Frankfurt am Main and business address at Eschenheimer Anlage 1, 60316 Frankfurt am Main, Germany

(“Vollmachtgeber”)	(“Principal”)

vertreten durch ihren Komplementär, die Dragonfly Verwaltungs GmbH mit Sitz in Frankfurt am Main, diese vertreten durch ihre einzelvertretungsberechtigten Geschäftsführer Roger Wade Estey und Willie C. Bogan	represented by its General Partner, Dragonfly Verwaltungs GmbH with corporate seat in Frankfurt am Main, which is represented by its Managing Directors with sole power of representation, Roger Wade Estey and Willie C. Bogan

bevollmächtigt hiermit	hereby authorises
John H. Hammergren

geschäftsansässig c/o McKesson Corporation, One Post Street, San Francisco, CA 94104, USA	with business address c/o McKesson Corporation, One Post Street, San Francisco, CA 94104, USA

(“Bevollmächtigter”)	(“Agent”)

den Vollmachtgeber einzeln in allen Angelegenheiten im Zusammenhang mit dem Zusammenschluss mit Celesio AG, Stuttgart, zu vertreten, insbesondere, aber nicht hierauf beschränkt, bei folgenden Rechtgeschäften und Maßnahmen:	to represent the Principal individually in all matters in connection with the business combination with Celesio AG, Stuttgart, in particular, but without limitation, in respect of the following transactions and actions:

• Abschluss eines Business Combination Agreements mit Celesio AG;	• entering into a Business Combination Agreement with Celesio AG;

• Unterzeichnung eines Waiver Letters im Hinblick auf Wandlungsrechte aus Wandelschuldverschreibungen der Celesio AG;	• signing of a Waiver letter in respect of conversion rights under Celesio AG’ convertible bonds;

• Abschluss eines Share Purchase Agreements mit dem Hauptaktionär von Celesio AG über den Erwerb von dessen Aktien.	• entering into a Share Purchase Agreements with the main shareholder of Celesio AG in respect of the acquisition of its shares;

Der Bevollmächtigte ist ermächtigt sämtliche Dokumente im Hinblick auf den	The Agent shall be authorized to sign on behalf of the Principal all documents in relation

Zusammenschluss im Namen des Vollmachtgerbers zu unterzeichnen und alle Maßnahmen vorzunehmen, die in diesem Zusammenhang erforderlich oder förderlich sind.	to the business combination and to effect all measures which are required or beneficial in this regard.

Der Bevollmächtigte ist von den Beschränkungen des § 181 BGB befreit und bevollmächtigt, Untervollmacht in gleichem Umfang zu erteilen.	The Agent is released from the restrictions of sec. 181[1] German Civil Code (BGB) and is authorised to grant sub-power of attorney in the same scope as this power of attorney.

Im Zweifel ist diese Vollmacht weit aus-zulegen.	In case of doubt, the scope of this power of attorney shall be construed broadly.

Diese Vollmacht unterliegt deutschem Recht.	This power of attorney shall be governed by German law.

Diese Vollmacht erlischt am 31. Dezember 2014, 24:00 Uhr.	This power of attorney expires on December 31, 2014, 24:00 o’clock.

Der für diese Vollmacht maßgebliche Text ist derjenige in deutscher Sprache. Im Fall von Widersprüchen zwischen der deutschen und der englischen Fassung hat die deutsche Fassung Vorrang.	The German wording shall be decisive for this power of attorney. In case of any inconsistencies between the German and the English wording, the German wording shall prevail.

San Francisco, California, den/this 18 October 2013

Dragonfly GmbH & Co. KGaA i.G.

vertreten durch / represented by

Signature:	/s/ Roger Wade Estey

Name:	Roger Wade Estey

Function:	Managing Director of Dragonfly Verwaltungs GmbH

[1]	Sec. 181 BGB (German Civil Code) [Contracting with oneself] provides: “An agent may not, unless he is released from such restriction, enter into a legal transaction in the name of his principal with himself in his own name, or as agent of a third party, unless the legal transaction consists exclusively in the fulfilment of an obligation.”